EXHIBIT 10.15

QUICKLOGIC CORPORATION

2019 STOCK PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the 2019 Stock Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and the Restricted Stock Unit Agreement, attached hereto as Exhibit A (the “Restricted Stock Unit Agreement” or “Agreement”).

Grantee:%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-%

Address:%%ADDRESS_LINE_1%-%

%%ADDRESS_LINE_2%-%

%%ADDRESS_LINE_3%-%

%%CITY%-%, %%STATE%-% %%COUNTRY%-% %%ZIPCODE%-%

Grantee has been granted the right to receive an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and the Agreement, as follows:

Grant Number%%OPTION_NUMBER%-%

Date of Grant%%OPTION_DATE,'MM/DD/YYYY'%-%

Vesting Commencement Date%%VEST_BASE_DATE,'MM/DD/YYYY'%-%

Number of Restricted Stock Units%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Vesting Schedule:

A Grantee vests in the RSUs in accordance with the following vesting schedule, so long as a Vesting Cessation Date (as defined herein) has not yet occurred:

This RSU will vest, in whole or in part, according to the following vesting schedule:

_X_ Scheduled 25% then bi-annual vesting over four years.    25% of the RSUs shall vest on the one-year anniversary of the grant date and one eighth (1/8th) of the RSUs shall vest every six months thereafter, subject to the individual’s continued employment with the Company.

Term of Service Vesting RSUs.  Service vesting RSUs shall automatically expire, to the extent then unvested, on the Vesting Cessation Date.  RSUs which expire shall automatically become void and without further effect.  In such event, the underlying Shares shall be returned to the Plan.

The maximum term of a RSU is ten (10) years.

The Restricted Stock Unit Agreement included as Exhibit A and the Plan are incorporated herein by reference.  The Plan, Restricted Stock Unit Agreement and this Notice of Grant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee.  The Company will administer the Plan from the United States of America, and any disputes will be settled in the U.S. according to U.S. law.  This Notice of Grant, Restricted Stock Unit Agreement, Plan and all awards are governed by the internal substantive laws, but not the choice of law principles, of the State of California, United States of America.

By Grantee’s signature, Grantee agrees that this award is granted under and governed by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Notice of Grant.  Grantee has reviewed the Plan, the Restricted Stock Unit Agreement and this Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan, the Restricted Stock Unit Agreement and this Notice of Grant.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Restricted Stock Unit Agreement and this Notice of Grant.

GRANTEEQUICKLOGIC CORPORATION

______________________________By:_________________________________

Signature

______________________________Title:________________________________

Print Name

Date:_________________________Date:________________________________

GRANTEE Address:

Beneficiary:

Print Name

Date: _________________________

Consent of spouse required if beneficiary is someone other than spouse:

Signature:

Print Name:

Date:

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

1.Grant of Restricted Stock Units.  The Company hereby grants to the Grantee named in the Notice of Grant under the Plan an award of Restricted Stock Units (“RSUs”), subject to all of the terms and conditions in this Restricted Stock Unit Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2.Company’s Obligation.  Each RSU represents the right to receive a Share in accordance with the vesting schedule in the attached Notice of Grant.  Unless and until the RSUs vest, the Grantee will have no right to receive Shares underlying such RSUs.  Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.Vesting Schedule.  Subject to paragraph 4 of this Agreement, the RSUs awarded by this Agreement will vest and all restrictions lapse according to the vesting schedule specified in the Notice of Grant.

4.Forfeiture upon Termination as a Service Provider.  Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the RSU expires for any or no reason prior to vesting, the unvested RSUs awarded by the Notice of Grant and this Agreement will thereupon be forfeited at no cost to the Company.

5.Payment after Vesting.  Any RSUs that vest in accordance with paragraph 3 of this Agreement will be paid to the Grantee (or in the event of the Grantee’s death, to Grantee’s estate) in Shares, provided that to the extent determined appropriate by the Company, any federal, state and local withholding taxes, fringe benefit tax (“FBT”) or National Insurance Contribution (“NIC”) tax with respect to such RSUs will be paid by the Grantee in the manner allowed by the Company.

6.Tax Withholding and Consequences.  Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding, FBT or NIC paid or payable in respect of the grant, vesting, release, cancellation, transfer of the RSUs or issuance of the related Shares (“Tax-Related Items”), Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by Grantee are and remain Grantee’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant, vesting or delivery of RSUs or related Shares, the subsequent sale of Shares and/or the receipt of any dividends; and (b) does not commit to structure the terms of a RSU grant to reduce or eliminate Grantee’s liability for Tax-Related Items.  Set forth below is a brief summary as of the date of grant of this Restricted Stock Unit Agreement of some of the United States federal tax consequences of vesting of this RSU and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

As the RSUs vest, Grantee will immediately recognize compensation income in an amount equal to the Fair Market Value of the vesting Shares (the “Vest Date Fair Market Value”) if Grantee is a U.S taxpayer.  If Grantee is a non-U.S. taxpayer, Grantee will be subject to applicable taxes in Grantee’s jurisdiction.

If Grantee is an Employee or former Employee, the Vest Date Fair Market Value will be subject to tax withholding by the Company, and the Company will generally be entitled to a tax deduction in the amount at the time the Grantee recognizes ordinary income with respect to a Restricted Stock Unit Agreement.

7.Tax Obligations.  Grantee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Grantee) in accordance with the procedures offered by the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements, FBT and NIC applicable to the grant, vesting or issuance of Shares pursuant to an award of RSUs.  Grantee also agrees to reimburse or pay the Company (including its subsidiaries) in full, any liability that the Company incurs towards any FBT or NIC paid or payable in respect of the grant, vesting, release, cancellation, transfer or delivery of the RSU or related Shares, within the time and in the manner prescribed by the Company.  The Administrator may in its sole discretion determine amounts and whether the withholding taxes and/or FBT and/or NIC with respect to such RSUs and related Shares will be paid by cash, selling a portion of vested shares, electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, selling a sufficient number of such Shares otherwise deliverable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having a Fair Market Value equal to the amount required, by directing a portion of the proceeds to the Company, by payroll withholding, by delivering already vested and owned Shares to the Company, by delivering net shares, by direct payment from the Grantee to the Company, by some other method, or by some combination thereof.  Grantee agrees to execute any additional documents requested by the Company for such reimbursement of such taxes to the Company.

Grantee grants to the Company the irrevocable authority, as agent of Grantee and on Grantee’s behalf, to sell or procure the sale of sufficient Shares subject to this award of RSUs so that the net proceeds receivable by the Company are as far as possible equal to but not less than the amount of any withholding tax, FBT or NIC the Grantee is liable for (including pursuant to the preceding paragraph) and the Company will account to Grantee for any balance.

Grantee acknowledges and agrees that the Company may refuse to deliver Shares if Grantee has not made appropriate arrangements with the Company to satisfy tax withholding requirements, FBT or NIC.

8.No Guarantee of Continued Service.  GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUs PURSUANT TO THE NOTICE OF GRANT OF RSUs HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED).  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE

TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S SERVICE PROVIDER STATUS AT ANY TIME, WITH OR WITHOUT CAUSE, EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW.  ACCORDINGLY, GRANTEE DOES NOT HAVE ANY ENTITLEMENT TO A RSU IF GRANTEE RESIGNS OR IF THERE IS A VESTING CESSATION DATE FOR ANY REASON PRIOR TO THE DATE THAT THE RSU VESTS.

9.Data Privacy.  By accepting this Restricted Stock Unit Agreement or any Shares upon vesting thereof, Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.  For the purpose of implementing, administering and managing the Plan, Grantee understands that the Company holds certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, Tax ID or other identification number, salary, nationality, job title, any equity or directorships held in the Company, details of all equity awards or any entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Grantee’s country or elsewhere.  The Company, as a global company, may transfer Grantee’s personal data to countries that may not provide an adequate level of protection.  The Company, however, is committed to providing a suitable and consistent level of protection for Grantee’s personal data regardless of the country in which it resides.  Grantee understands that Grantee may request information regarding the Company’s stock plan administration by contacting Human Resources, the Chief Financial Officer or their designee.  Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Grantee deposits any Shares issued at vesting or other scheduled payout.  Grantee understands that Data will be held as long as is necessary to implement, administer and manage the Plan.  Grantee understands that Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Human Resources or the Chief Financial Officer.  Grantee understands, however, that refusing or withdrawing Grantee’s consent may affect Grantee’s ability to participate in the Plan.  For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact Human Resources, the Chief Financial Officer or their designee.

10.

Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the award of RSUs or issuance of Shares and participation in the Plan or future Restricted Stock Unit Agreements that may be awarded under the Plan by electronic means or to request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

11.Payments after Death.  Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of the Grantee’s estate or, if none, to the persons entitled to received such distribution or delivery under the Grantee’s will or the laws of descent or distribution.  Any such recipient must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

12.Grant is Not Transferable.  Except to the limited extent provided in paragraph 11 of this Agreement, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13.Rights as Stockholder.  Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee or Grantee’s broker or had the Shares electronically transferred to Grantee’s account.

14.Acknowledgments.  The Grantee expressly acknowledges the following:

(a)The Company (whether or not Grantee’s employer) is granting the award of RSUs.  That the grant of the award, future grants of awards, and benefits and rights provided under the Plan are at the complete discretion of the Company and do not constitute regular or periodic payments, or remuneration under the terms of employment.  No grant of awards will be deemed to create any obligation to grant any further awards, whether or not such a reservation is explicitly stated at the time of such a grant.  The benefits and rights provided under the Plan are not to be considered part of Grantee’s salary or total compensation for purposes of determining Grantee’s entitlement upon termination and will not be included for purposes of calculating any severance, resignation, termination, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, life insurance, 401(k) profit sharing or any other payments, benefits or rights of any kind.  Grantee waives any and all rights to compensation or damages as a result of the termination of employment with the Company or its subsidiaries and the administration of the Plan and this grant for any reason whatsoever insofar as those rights result or may result from:

(i)the loss or diminution in value of such rights under the Plan, or

(ii)Grantee ceasing to have any rights under, or ceasing to be entitled to any rights under the Plan as a result of such termination or administration.

(b)The Company has the right, at any time to amend, suspend or terminate the Plan.  The Plan will not be deemed to constitute, and will not be construed by Grantee to constitute, part of the terms and conditions of employment, and that the Company will not incur any liability of any kind to Grantee as a result of any change or amendment, or any cancellation, of the Plan at any time.

(c)

The Grantee’s employment with the Company and its Subsidiaries is not affected at all by any award and it is agreed by the Grantee not to create an entitlement and will not be included in the Grantee’s entitlement at common law for damages during any reasonable notice period.  Accordingly, the terms of the Grantee’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Grantee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Grantee at any time for any reason whatsoever, with or without good cause or notice, and to determine when Grantee is no longer providing ongoing service to the Company for purposes of administering Grantee’s grant of RSUs, except as may be expressly prohibited by the laws of the jurisdiction in which the Grantee is employed.

(d)	The future value of the Shares is unknown and cannot be predicted with certainty.

(e)Choice of Language.

(i)For Employees of Canadian Locations:  The undersigned agrees that it is his or her express wish that this form and all documents relating to his or her participation in the scheme be drawn in the English language only.  Le soussigné convient que sa volonté expresse est que ce formulaire ainsi que tous les documents se rapportant à sa participation au régime soient rédigés en langue anglaise seulement.

(ii)For Employees of Locations Other than Canada:  Grantee has received this Agreement and any other related communications and consents to having received these documents solely in English.

15.Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Grantee (or Grantee’s estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

17.Administrator Authority.  The Administrator has the power to interpret the Plan, the Notice of Grant and this Agreement and to adopt such rules for the administration, interpretation and application thereof as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested).  Any dispute regarding the interpretation of this Agreement will be submitted by Grantee or by the Company forthwith to the Administrator which will review such dispute at its next regular meeting.  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Grantee, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Notice of Grant or this Agreement.

18.Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be made in writing and deemed effective: (i) upon delivery when delivered in person; or (iii) when delivered by registered or certified mail, postage prepaid, return receipt requested, addressed to the Company at 1277 Orleans Drive, Sunnyvale, CA 94089, Attn: Stock Administrator, or at such other address as the Company may hereafter designate in writing or electronically.

19.Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20.Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21.Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this award of RSUs.

22.No Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.